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                                                                   EXHIBIT 10.30

                              CONSULTING AGREEMENT

        This AGREEMENT ("Agreement") is made as of November 15, 2000 by and between STANDARD AUTOMOTIVE CORPORATION, a Delaware corporation ("Company"), and William Merker ("Consultant").

                                   Recitals:

        A. The Company wishes to avail itself of the Services of the Consultant, and the Consultant wishes to provide his services to the Company.

        B. In consideration of the premises and other good and valuable consideration, receipt of which is acknowledged, the parties agree as follows:

        I. Engagement as a Consultant. The Company engages the Consultant as a consultant to render services and advice to the Company during the term established in this Agreement.

        II. Term. Subject to the terms and conditions of this Agreement, the Consultant's engagement by the Company shall be for an initial term of 18 months, commencing on December 1, 2000, and expiring on the close of business on May 31, 2002 (the "Term"), subject to 12 month extensions on the agreement of the parties.

        III. Duties and Responsibilities.

             A. It is understood and agreed that the Consultant is an independent contractor and that the Consultant shall perform his duties in compliance with and subject to the direction of, and shall engage in such assignments as are assigned to him from time to time by the Board of Directors ("the Board") of the Company.

             B. The Consultant shall, for all purposes including all applicable federal, state and local income and employment taxes and withholding regulations, be deemed to be an independent contractor. The Consultant shall file all tax returns and pay all relevant taxes to federal and state and local jurisdictions in respect of his consulting fee and as though he were an independent contractor.

             C. The Consultant shall initially serve as Director of Operations of the Company with day to day responsibility and authority for management of the Company's business and affairs, subject to the direction of the Board ("Board").




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             D. Subject to the authority of the Board to modify the duties and responsibilities of the Consultant, the Consultant's powers, duties and responsibilities shall initially consist of such powers, duties and responsibilities reasonably associated with the position of Director of Operations of a company of the size and nature of the Company. The Consultant shall report to the Board at such time and in such detail as the Board shall reasonably require. Notwithstanding anything contained herein to the contrary, the Consultant shall not be required to perform any act which would constitute or require the violation of any federal, state or local law, rule, regulation, ordinance or the like.

             E. The Consultant shall devote not less than forty (40) hours per week to carrying out his duties hereunder and to the business of the Company, and during the Term the Consultant agrees that he will (i) devote his best efforts and all his skill and ability to the performance of his duties hereunder; (ii) carry out his duties in a competent and professional manner; and (iii) generally promote the interests of the Company.

             F. The Consultant's services initially shall be performed in New York City subject to necessary travel requirements of the Company.

        IV.  Consulting Fee.

             As compensation for his Services, the Company shall pay to Consultant a monthly fee of $20,000 with the first payment due upon and beginning the effective date of December 1, 2000, and thereafter for each month ending May 31, 2002, ("the Cash Fee") which shall be paid within 5 business days of the month's commencement.

        V.   Termination.

             The Consultant and the Company shall each have the right to terminate this Agreement at any time after the first twelve months of the contracted Term, upon thirty (30) days' prior written notice, in which event Consultant's right to receive the "Cash Fee" provided for shall terminate at the end of such thirty day (the "Termination Date").


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        VI.  Protection of Confidential Information.

             A. The Consultant agrees that his position with the Company places him in a position of confidence and trust with the employees and customers of the Company and its subsidiaries and affiliates (collectively, "SAC"). Consequently, the Consultant agrees that it is reasonable and necessary for the protection of the goodwill and business of SAC that the Consultant make the covenants contained herein. Accordingly, the Consultant agrees that during the period of the Consultant's engagement and for the period of one year immediately following the termination of his engagement, he shall not, except on behalf of SAC, directly or indirectly:

                1. attempt in any manner to solicit from any customer or supplier business of the type performed for or by SAC or to persuade any customer or supplier of SAC to cease to do business or to reduce the amount of business which any such customer or supplier has customarily done or contemplates doing with SAC; or

                2. employ as an employee or retain as a consultant, or persuade or attempt to persuade any person who is at the Termination Date or at any time during the preceding year was, or in the six (6) months following such termination becomes, an Consultant of or exclusive consultant to SAC to leave SAC or to become employed as an employee or retained as a consultant by anyone other than SAC.

             As used in this paragraph 6, the term: "customer" and "supplier" shall mean any person or entity that is a customer or supplier of SAC at the Termination Date, or at any time during the preceding year was, or in the six
(6) months following such termination becomes, a customer or supplier of SAC, or if the Consultant's engagement shall not have terminated, at the time of the alleged prohibited conduct.

             B. The Consultant agrees that he will not at any time (whether during the Term or after termination of this Agreement), disclose to anyone, any confidential information or trade secret of SAC or utilize such confidential information or trade secret for his own benefit, or for the benefit of third parties, and all memoranda or other documents compiled by him or made available to him during the Term pertaining to the business of SAC shall be the property of SAC and shall be delivered to SAC on the Termination Date or at any other time, as reasonable, upon request. The term "confidential information or trade secret" does not include any information which (i) becomes generally available to the public other than by breach





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of this provision or (ii) the Consultant learns from a third party who is not under an obligation of confidence to SAC or (iii) is required to be disclosed by law or legal process.

             C. If the Consultant commits a breach or threatens to commit a breach of any of the provisions of paragraphs 6(a) or (b) SAC shall have the right to have the provisions of this Agreement specifically enforced by any court having jurisdiction without being required to post bond or other security and without having to prove the inadequacy of any other available remedies, it being acknowledged and agreed that any such breach will cause irreparable injury to SAC and that money damages will not provide an adequate remedy to SAC. In addition, SAC may take all such other actions and remedies available to him in law or in equity and shall be entitled to such damages as he can show he has sustained by reason of such breach.

             D. The parties acknowledge that the type and periods of restriction imposed in the provisions of paragraphs 6(a) and (b) are fair and reasonable and are reasonably required for the protection of SAC and the goodwill associated with the business of SAC; and that the time, scope, geographic area and other provisions of this paragraph 6 have been specifically negotiated by sophisticated parties and accordingly it is reasonable that the restrictive covenants set forth herein are not limited by narrow geographic area. If any of the covenants in paragraphs 6(a) or (b) or any part hereof, is construed to be invalid or unenforceable, it is the intention of the parties that the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions. If any of the covenants contained in paragraphs 6(a) or (b), or any part hereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination should reduce the duration and/or areas of such provision such that, in its reduced form, said provision shall then be enforceable. The parties intend to and confer jurisdiction to enforce the covenants contained in paragraphs 8(a) and (b) upon the courts of any jurisdiction within the geographical scope of such covenants. In the event that the courts of any one or more of such jurisdictions shall hold such covenants wholly unenforceable by reason of the breadth of such time, scope or geographic area, it is the intention of the parties that such determination not bar or in any way affect SAC's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.



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        VII.  Enforceability. The failure of either party at any time to require performance by the other party of any provision hereunder shall in no way affect the right of that party hereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor shall the waiver by either party of the breach of any provision be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

        VIII. Assignment. This Agreement is binding on and is for the benefit of the parties and their respective successors, heirs, executors, administrators and other legal representatives.

        IX. Severability. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

        X. Notice. Any notice, request, instrument or other document to be given under this Agreement by either party to the other shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand, (b) three (3) days after the date of deposit in the mails, postage prepaid, if mailed by certified or registered mail, or (c) on the next business day, if sent by a prepaid overnight courier service, and in each case addressed as follows:

        If to the Consultant:

            William Merker
            48 West 68th St. Apt. 5C
            New York, NY 10023

        If to the Company:

            Standard Automotive Corporation
            401 Plaza-Route 206 North
            Somerville, NJ 08876
            Attention: Joseph Spinella
            Fax: (908) 904-0075

Any party may change the address to which notices are to be sent by giving notice of such change of address to the other party in the manner provided for giving notice.



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        XI.   No Conflict. The Consultant represents and warrants that he is not subject to any agreement, instrument, order, judgment or decree of any kind, or any other restrictive agreement of any character, which would prevent him from entering into this Agreement or which would be breached by the Consultant upon the performance of his duties pursuant to this Agreement.

        XII.  Miscellaneous.

              A. The headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

              B. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof.

              C. This Agreement, represents the entire agreement between the Company and the Consultant with respect to the subject matter hereof, and all prior agreements relating to the engagement of the Consultant, written or oral, are nullified and superseded hereby.

              D. This Agreement may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by both parties to this Agreement, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought.




                            SIGNATURE PAGE TO FOLLOW





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              The parties have executed this Agreement as of the date first written above.

                                              STANDARD AUTOMOTIVE CORPORATION

                                              By: /s/ Steven Merker
                                                  ------------------------------
                                                  Name:  Steven Merker
                                                  Title: Chief Executive Officer


                                              Consultant

                                              By: /s/ William Merker
                                                  ------------------------------
                                              Name: William Merker





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